CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF
                             LIMITED PARTNERSHIP OF

                SALOMON SMITH BARNEY FAIRFIELD FUTURES FUND L.P.

                              UNDER SECTION 121-202

                     OF THE REVISED LIMITED PARTNERSHIP ACT

The undersigned, desiring to amend the Certificate of Limited Partnership of Salomon Smith Barney Fairfield Futures Fund L.P. pursuant to the provisions of
Section 121-202 of the Revised Limited Partnership Act of the State of New York, does hereby certify as follows:

FIRST: The name of the Limited Partnership is Salomon Smith Barney Fairfield Futures Fund L.P.

SECOND: The Certificate of Limited Partnership of the limited partnership was filed by the Department of State on March 25, 2002.

THIRD: The Certificate of Limited Partnership of the limited partnership is hereby amended in the following respects:

Paragraph 3 of the Certificate of Limited Partnership, which sets forth the designation of the secretary of state as agent of the limited partnership upon whom process against it may be served and the post office address to which the secretary of state shall mail a copy of any process against it served upon him, is hereby amended to read as follows:

The post office address to which the Secretary of State shall mail a copy of any process against the Partnership is:

                          Citigroup Managed Futures LLC
                         399 Park Avenue, Seventh Floor
                               New York, NY 10022
                              Attn: David J. Vogel

Paragraph 5 of the Certificate of Limited Partnership, which sets forth the name and business address of each general partner, is hereby amended as the existing name and address of the sole general partner are being changed to read as follows:

The name and mailing address of the sole general partner of the Partnership is:

                          Citigroup Managed Futures LLC
                         399 Park Avenue, Seventh Floor
                               New York, NY 10022

     IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Limited Partnership on this 21st day of May 2003.





  By:  /s/ David J. Vogel
           David J. Vogel, President
           Citigroup Managed Futures LLC